Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated November 17, 2020, relating to the balance sheet of Omnichannel Acquisition Corp. as of September 30, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from September 9, 2020 (inception) through September 30, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 17, 2020